Exhibit 4.3

Participant: Sebastian Giordano

PROTAGENIC THERAPEUTICS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Non- Plan)

THIS AGREEMENT (the “Agreement”) is entered into by and between Protagenic Therapeutics, Inc., a Delaware corporation (hereinafter the “Company”), and the undersigned former provider of services to the Company (hereinafter the “Participant”).

WHEREAS, the Participant formerly rendered services to the Company (under its prior name, Atrinsic, Inc.), and was granted options (“Old Options”) to purchase common stock of the Company in consideration of such services;

WHEREAS, in connection with the merger (the “Merger”) of a subsidiary of the Company with and into Protagenic Thereapeutics, Inc., with Protagenic Therapeutics, Inc. being the surviving company in the Merger, Participant resigned from Participant’s positions with the Company;

WHEREAS, in connection with the Merger, the Old Options were to be exchanged for a grant of a nonqualified stock option to the Participant, with the number of such non-qualified stock options to be based upon the exchange ratio set forth in the Merger;

WHEREAS, following the Merger, the Company changed its name from Atrinsic, Inc. to Protagenic Therapeutics, Inc.

This Agreement is granted to the Participant on a stand-alone basis, outside the 2006 Employee, Director and Consultant Stock Plan (the “Plan”). A copy of the Plan is annexed hereto as Exhibit 1. Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Agreement had this Agreement been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Agreement, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.     Grant, Exercisability and Term of Option.

(a)     The Company hereby grants to the Participant the option (the “Option”) to purchase from the Company upon the terms and conditions hereinafter set forth the number of shares (“Shares”) of the common stock, $0.0001 par value, (“Common Stock”) of the Company set forth on the signature page below at the purchase price per Share so set forth (the “Option Price”). The date of grant of this Option is the date set forth on the signature page of this Agreement as the “Option Date”.

(b)     This Option may be exercised in whole or in part at any time or from time to time on or after the Option Date. This Option shall expire on the fifth anniversary of the Option Date, unless the Option is sooner terminated as hereinafter specified. Only whole Shares may be purchased pursuant to this Option.

2.     Conditions and Limitations.

(a)     The Option is granted on the condition that the purchase of shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the Option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such Shares may be resold without registration. At the time of the exercise of the Option or any installment thereof, the Participant will execute a Nonqualified Stock Option Exercise Form in the form attached as Exhibit 1 and such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Participant’s familiarity with restrictions on the resale of the Shares under applicable securities laws, and the Company may stamp such legend on the certificate representing the Shares as may be necessary or appropriate in light of the foregoing condition.

(b)     The Company will furnish upon request of the Participant copies of the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), and bylaws of the Company, as amended (the “Bylaws”), such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Participant in connection with exercise of this Option (and such other financial and other information concerning the Company as may be required to be delivered to Optionees from time to time pursuant to applicable laws).

(c)     The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and except as provided in Section 4 the Option shall be exercisable during the lifetime of the Participant by the Participant only. Notwithstanding the foregoing, however, if the Participant is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Participant’s affairs, the guardian or conservator (or other similar person) may exercise the Option on behalf of the Participant, provided that such exercise is made within the time limits prescribed herein.

(d)     The Option granted in this Agreement is subject to the terms, conditions and definitions of the Plan. To the extent that the terms, conditions and definitions of this Agreement are inconsistent with those of the Plan, those of this Agreement shall govern. Capitalized terms not otherwise defined herein shall have the meanings defined in the Plan. The Participant hereby accepts this Option subject to all such provisions of the Plan and agrees that all decisions under, and interpretations of, such provisions of the Plan by the Board, as defined in the Plan, shall be final, binding and conclusive upon the Participant and the Participant’s heirs.

(e)     In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or market system or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the rules and regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Participant to that effect and no Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing, or exemption to become and remain effective.

3.     Exercise of Option; Withholding Taxes.

(a)     Written notice of the exercise of the Option or any installment thereof shall be given to the Company in the form attached as Exhibit 2, specifying the number of shares for which the Option is exercised and accompanied by (i) payment in full of the Option Price or (ii) if the Common Stock is registered under the Exchange Act, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with this Section of the amount necessary to pay the aggregate exercise price. Payment shall be made (a) in cash, (b) by check, (c) at such time as the Common Stock is registered under the Exchange Act, by actual delivery or deemed delivery and assignment to the Company of shares of Common Stock owned by the Participant which (i) have a Fair Market Value not less than the Option Price (as specified on the signature page below), and (ii) have been owned by the Participant for at least six months prior to the date of delivery or deemed delivery of such shares (or such other period as may be required to avoid a charge to the Company’s earnings) or were not acquired, directly or indirectly, from the Company, (d) by such other consideration and method of payment approved by the Board or (e) by any combination of the foregoing. Notwithstanding the foregoing, this Option may not be exercised by delivery and assignment to the Company of shares of Common Stock to the extent that such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or Company policy, restricting the transfer or redemption of the Common Stock. For purposes of this Section, a deemed delivery of shares shall mean the offset by the Company of a number of shares subject to the Option against an equal number of shares of the Common Stock owned by the Participant, which may be accomplished by attestation by the Participant as to such shares owned. The Company reserves the right to decline to approve any such procedure in the Company’s sole and absolute discretion.

(b)     The Company’s obligation to deliver Shares upon exercise of an Option shall be subject to the Participant’s satisfaction of all applicable income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of the Option. Payment of withholding taxes may be made (i) by cash, (ii) when the Common Stock is registered under the Exchange Act, through the surrender (by actual or deemed delivery) of shares of Common Stock which the Participant already owns and which, except to the extent otherwise permitted by the Board in any instance, have been owned by the Participant for at least six months prior to the date of delivery or deemed delivery of such Shares (or such other period as may be required to avoid a charge to the Company’s earnings) or were not acquired, directly or indirectly, from the Company, or (iii) to the extent of the minimum applicable federal, state and local withholding rate only, through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan, subject to the discretion of the Board to require payment in cash if it determines that payment by other methods is not in the best interests of the Company.

4.     [Intentionally Omitted]

5.     Exercisability of Option. This Option shall be immediately exercisable, in whole or in part, from and after the Option Date.

6.     “Market Stand Off” Agreement.

(a)     The Participant, if requested by the Company or any managing underwriter of the Company’s securities, shall agree not to sell or otherwise transfer or dispose of any shares of the Company held by the Participant during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (except for any Company securities held by the Participant sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

(b)     The provisions contained in this Section 6 shall not apply to any transfer of Shares to or in trust for the sole benefit of the Participant, or any member of the immediate family of the Participant, including for this purpose the undersigned’s spouse, domestic partner, parents, parents-in-law, issue, nephews, nieces, god-children, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law, provided that such transferee agrees in writing to be subject to the terms of this Agreement.

7.     Notices. All notices or demands given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to the Company at its principal office or to the Participant (or the Participant’s legal representatives) at the address stated in the Participant’s (or their) notice or at the Participant’s address appearing on the books of the Company.

8.     No Service Commitment; Tax Treatment. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company or any other member of the Company Group to continue the Participant in Service. The Option granted hereunder is not intended to qualify as an incentive stock option under Section 422 of the Code, and the Company makes no representation about the tax treatment to the Participant with respect to receipt or exercise of the Option or acquiring, holding or disposing of the Shares. The Participant represents that the Participant has had the opportunity to discuss such treatment with the Participant’s tax adviser. The Participant shall have no rights as a stockholder with respect to the Shares subject to the Option until the exercise of the Option and the issuance of a stock certificate for the Shares with respect to which the Option shall have been exercised.

9.     Adjustment in Shares. In the event of any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date, the number of shares of Common Stock deliverable upon the exercise of this Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the Option Price to reflect such subdivision, combination or stock dividend. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation after the Option Date the number and kind of Shares subject to this Option and the Option Price thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. The Board’s determination in any specific situation shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

10.     Acquisition Events.

(a)     An “Acquisition Event” shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board.

(b)     Upon the occurrence of an Acquisition Event, the Board or the board of directors of any entity assuming the obligations of the Company hereunder (as used in this Section 10(b), also the “Board”) shall, as to this Option, either (i) make appropriate provision for the continuation of this Option by substituting on an equitable basis for the Shares then subject to this Option either (1) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition Event, (2) shares of stock of the surviving or successor corporation or (3) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to this Option immediately preceding the Acquisition Event; or (ii) upon written notice to the Participant, provide that this Option must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition Event, within a specified number of days of the date of such notice, at the end of which period this Option shall terminate; or (iii) terminate this Option in exchange for a cash payment equal to the excess of the fair market value of the Shares subject to this Option (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the Option Price.

(c)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, this Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

11.     Miscellaneous. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made in and to be wholly performed within such. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Participant and the successors and assigns of the Company, but shall not be assigned by the Participant at any time without the prior written permission of the Company, and any such attempted assignment shall be void.

{Remainder of page intentionally left blank.}

IN WITNESS WHEREOF the parties have executed this Nonqualified Stock Option Agreement as of the Option Date set forth below.

Name of Participant: Sebastian Giordano

Signature of Participant:

__________________________________

Address: [_________________________
_________________________________]

Type of Former Service: Employee

Option Date: February 12, 2016

Option Expiration Date: February 12, 2021

No. of Shares: 8,083

Option Price: $1.25

Accepted, as the issuer of the Shares, in accordance with the terms of the foregoing Nonqualified Stock Option Agreement as of the foregoing Option Date.

Protagenic Therapeutics, Inc.

By: _________________________________
Name: Garo H. Armen Title: Chairman

Exhibit 1

Protagenic Therapeutics, Inc.

2006 Employee, Director and Consultant Stock Plan

Exhibit 2

Name of Participant: ___________________

Date of Exercise: ______________________

NONQUALIFIED STOCK OPTION EXERCISE FORM

Protagenic Therapeutics, Inc.

Dear Sir/Madam:

The undersigned optionee (the "Participant"), presently or formerly an employee, officer, director, agent or consultant of Protagenic Therapeutics, Inc. (the "Company") was granted a nonqualified stock option (the "Option") to purchase _____________ shares of common stock of the Company at an exercise price of $______ per share on _______________, _____ pursuant to a Nonqualified Stock Option Agreement dated as of February 12, 2016 (the "Option Agreement").

The Participant hereby elects to exercise the Option as to ______________shares of common stock of the Company (the "Shares").

Enclosed herewith is full payment in the amount of $__________________ for the Shares in the manner set forth in the Option Agreement. The Participant will make adequate provision for any federal and state income tax withholding obligations of the Company, if any, as more fully set forth in the Option Agreement.

The Participant represents and warrants that the Participant is acquiring the Shares for the Participant's own account for investment and not with a view to, or for sale in connection with, any distribution of the Shares. The Participant also represents that the Participant does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof; and that, subject to the right of the Participant to register the Shares in the joint names of the Participant and the Participant’s spouse, the entire legal and beneficial interest of the Shares is being purchased for, and will be held for the account of, the Participant only and not for any other person.

The Participant further represents and warrants that at no time was the Participant presented with or solicited by any form of general solicitation or any general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

The Participant acknowledges and understands that the purchase of the Shares is a highly speculative investment, and the Participant represents and warrants that the Participant is able, without impairing the Participant's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the investment.

The Participant further acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Shares, that, in the absence of registration, the Shares may be transferred only under limited circumstances, and that transfer of the Shares is subject to restrictions contained in the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and restrictions contained in the Option Agreement. The Participant understands that the instrument evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company. The Participant does not have any contract, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person with respect to any of the Shares.

The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "brokers' transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total amount outstanding).

The Participant agrees further that said Shares are being acquired by the Participant in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, to each of which the Participant hereby expressly assents. Such terms, provisions and conditions shall bind and inure to the benefit of the Participant's heirs, legal representatives, successors and assigns.

The Participant agrees to obtain the consent of the Participant's spouse to any such agreement which may be required by the Company.

The Participant's address of record is:

and the Participant's Social Security Number is:

Very truly yours,

__________________________________
Signature of Participant

2

{Spouse of the Participant to sign below if the Shares are to be registered in joint names or if the Participant resides in a community property state:}

The undersigned, being the spouse of the Participant exercising the option as set forth above, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Nonqualified Stock Option Exercise Form, the Plan, and the Option Agreement, and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joinder of the undersigned may be necessary.

__________________________________ Signature of Spouse of Participant

Dated: ____________________________

Receipt of the above is hereby acknowledged.

Protagenic Therapeutics, Inc.

By:______________________________

Its: ______________________________

Dated: ___________________________

3